INTELLIGENT ELECTRONICS, INC.
                           411 Eagleview Boulevard
                              Exton, PA  19341
                               (610) 458-5500

                         NOTICE AND PROXY STATEMENT
                         --------------------------

                       ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD 9:00 A.M. JUNE 8, 1995

To the Shareholders of Intelligent Electronics, Inc.:

          NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Intelligent Electronics, Inc. (the "Company") will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, 19103, on
June 8, 1995 at 9:00 a.m. for consideration of and action upon the following matters:

          1.         To elect three directors for a three-year term;

          2. To consider and vote upon a proposal to approve the adoption of the 1995 Long-Term Incentive Plan;

          3. To consider and vote upon a proposal to approve the adoption of the 1995 Employee Stock Purchase Plan;

          4. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending February 3, 1996; and

          5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof, and matters incident to the conduct of the Annual Meeting.

          The Board of Directors has fixed the close of business on April 18, 1995, as the record date for the determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting. The Company's Annual Report to Shareholders for the year ended January 28, 1995, accompanies this Notice and Proxy Statement.

          SHAREHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                         Stephanie D. Cohen
                                         Secretary
Exton, PA
May 12, 1995

                          INTELLIGENT ELECTRONICS, INC.
                             411 Eagleview Boulevard
                                 Exton, PA  19341
                                  (610) 458-5500

                                  PROXY STATEMENT
                                  ---------------

          This Proxy Statement is furnished and is being mailed with the accompanying proxy on or about May 12, 1995, to each Shareholder of record of Intelligent Electronics, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on June 8, 1995 at 9:00 a.m. at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, 19103, and at any adjournment thereof, for the purposes stated below.

          Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, a written revocation sent to the Secretary of the Company or attendance at the Meeting and voting in person. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy for: (i) the election of three directors nominated by the Board of Directors for a three-year term; (ii) the approval of the adoption of the 1995 Long-Term Incentive Plan; (iii) the approval of the adoption of the 1995 Employee Stock Purchase Plan; (iv) the ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants; and (v) any action, in their discretion, with respect to such other business as may properly come before the Meeting and matters incident to the conduct of the Meeting.

          Each of the above proposals is discussed below.


                     VOTING SECURITIES OF THE COMPANY

          Only Shareholders of record at the close of business on April 18, 1995, are entitled to notice of, and to vote at, the Meeting. On that date, the outstanding voting securities of the Company consisted of 31,235,313 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters presented to the Meeting with no right to vote cumulatively. Under Pennsylvania law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting. The presence at the Meeting, in person or by proxy, of Shareholders entitled to cast at least a majority of the votes that all Shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Directors are elected by a plurality vote; therefore, the three nominees who receive the largest number of votes cast will be elected as directors. An affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and entitled to vote at the Meeting is required for approval of the other matters presented. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted and will have no effect on matters to be voted on at the Meeting. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted.


          PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS

          The following table sets forth, as of March 31, 1995, the number and percentage of shares of Common Stock which, according to information supplied to the Company, are beneficially owned by (i) each person who is the beneficial owner of more than 5% of the Common Stock; (ii) each of the directors and the nominees for directorship of the Company individually;
(iii) the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for fiscal year 1994; and
(iv) all current directors and officers of the Company as a group. Under rules adopted by the Securities and Exchange Commission, a person is deemed to be a beneficial owner of Common Stock with respect to which he has or shares voting power (which includes the power to vote or to direct the voting of the security), or investment power (which includes the power to dispose of, or to direct the disposition of, the security). A person is also deemed to be the beneficial owner of shares with respect to which he has the right to obtain voting or investment power within 60 days, such as upon the exercise of options or warrants.

                                                                                                Percentage
                                                                Amount and Nature                of Shares
                                                                  of Beneficial                Outstanding
           Name of Beneficial Owner                              Ownership(a)               (if 1% or greater)
           ------------------------                            -------------------          ------------------
           Richard D. Sanford                                     3,900,100(b)                    12.4%
           Christopher T.G. Fish                                  1,228,020(c)                     3.9%
           Arnold S. Hoffman                                         60,000                         --
           Roger J. Fritz                                           160,004                         --
           William L. Rulon-Miller                                   90,136                         --
           Barry M. Abelson                                         500,379(d)                     1.6%
           Michael R. Shabazian                                     100,000                         --
           James M. Ciccarelli                                      102,824                         --
           John A. Porter                                            30,000                         --
           Alex A.C. Wilson                                          10,000                         --
           Gregory A. Pratt                                         113,334                         --
           Robert P. May                                             24,000                         --
           William E. Johnson                                            --                         --
           Mark R. Briggs                                            64,100                         --
           Edward A. Meltzer                                         25,200                         --
           Wellington Management Company                          1,940,490(e)                     6.2%
           Montag & Caldwell                                      3,837,884(f)                    12.3%
           All directors and officers
           as a group (17 persons)                                6,220,680                       19.3%

(a) Includes the following number of shares purchasable upon the exercise of stock options:  Mr. Sanford, 183,334; Mr. Fish,
80,000; Mr. Hoffman, 60,000; Mr. Fritz, 120,000; Mr. Rulon-Miller, 80,000; Mr. Abelson, 60,000; Mr. Shabazian, 100,000; Mr.
Ciccarelli, 80,000; Mr. Porter, 10,000; Mr. Wilson, 10,000; Mr. Pratt, 113,334; Mr. May, 20,000; Mr. Briggs, 64,000; Mr. Meltzer,
21,800; and all directors and officers as a group, 1,069,668.
(b) Includes 205,007 shares held by two charities established by Mr. Sanford, of which Mr. Sanford is a director or trustee.  Mr.
Sanford disclaims beneficial ownership as to the shares held by the charities.
(c) Includes 1,062,310 shares owned by Sprint Investments, S.A.  The sole shareholder of Sprint Investments, S.A. is a trust, the beneficiaries of which are the wife and children of Mr. Fish.  Also includes 71,710 shares held in a trust (the beneficiary of which is a child of Mr. Sanford) of which Mr. Fish and Mr. Abelson are co-trustees (as to which shares Mr. Fish disclaims beneficial ownership) and 4,000 shares held as custodian and in the name of Mr. Fish's daughter.
(d) Includes 71,710 shares held in a trust (the beneficiary of which is a child of Mr. Sanford) of which Mr. Abelson and Mr. Fish are co-trustees; 128,262 shares held by Mr. Abelson as custodian for the benefit of two children of Mr. Sanford; and 205,007 shares held by two charities established by Mr. Sanford, of which Mr. Abelson is a director or trustee.  Mr. Abelson disclaims beneficial ownership as to the shares held by the trust and charities and as custodian.
(e) The information with respect to Wellington Management Company was reported on a Schedule 13-G filed by Wellington
Management Company with the Securities and Exchange Commission on February 3, 1995, a copy of which was received by the
Company and relied upon in making this disclosure.  The address of Wellington Management Company is 75 State Street, Boston,
Massachusetts, 02109.
(f) The information with respect to Montag & Caldwell was reported on a Schedule 13-G filed by Montag & Caldwell with the
Securities and Exchange Commission on January 10, 1995, a copy of which was received by the Company and relied upon in making this disclosure.  The address of Montag & Caldwell is 1100 Atlanta Financial Center, 3343 Peachtree Road, NE, Atlanta,
Georgia, 30326.

                            1.  ELECTION OF DIRECTORS

          In accordance with the Company's By-laws, as amended, the Board of Directors is classified into three classes as nearly equal in number as possible. At the Meeting, three directors will be elected, each for a three-year term expiring at the 1998 Annual Meeting. The Executive Committee of the Board of Directors has recommended three nominees for election as directors at the Meeting. It is the intention of the persons named in the proxy, unless otherwise directed, to vote all proxies for the election to the Board of Directors of the nominees listed below. The Board of Directors and the Executive Committee have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, it is presently intended that the proxy shall be voted for the election of a nominee who will be designated by the Board or its Executive Committee, or the number of directors constituting the full Board may be reduced.

          Following are the names of the nominees for director of the Company to serve for a three-year term expiring at the 1998 Annual Meeting of Shareholders, their ages, and certain other information. The Board recommends a vote for all nominees.

          Name                           Age        Position         Term

          Barry M. Abelson               48         Director       3 years
          William L. Rulon-Miller        46         Director       3 years
          William E. Johnson             53         Director       3 years

          Barry M. Abelson has been a director of the Company since January 1989. In May 1992 he joined the law firm of Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania, as a partner. Prior thereto, Mr. Abelson had been a partner of the law firm of Braemer Abelson & Hitchner, Philadelphia, Pennsylvania (and its predecessor firms). During fiscal year 1994, Pepper, Hamilton & Scheetz provided legal services to the Company. See "Certain
Relationships and Related Transactions."   Mr. Abelson is also a member of
the Board of Directors of Covenant Bank for Savings.

         William L. Rulon-Miller serves as Senior Vice President and Co-Director of Investment Banking for Janney Montgomery Scott Inc., an investment banking firm with which he has held several positions since 1979. Mr. Rulon-Miller was a director of the Company from April 1983 until December 1986, and was re-elected to the Board in November 1987. Mr. Rulon-Miller is also a member of the Board of Directors of Mothers Work, Inc.

          William E. Johnson has been a director of the Company since November 1994. He has been President of William E. Johnson Associates, a private investment company, since 1993. From 1986 to 1992, Mr. Johnson served as Chairman and CEO of Scientific Atlanta, a telecommunications company.

          The names of the other directors of the Company who will continue after the Meeting, their ages, the term for which they have been elected and certain other information is set forth below:

                                                                                                        Term Expires at
          Name                                     Age                     Position                    Annual Meeting in
          -------------------------                ---                     --------                    -----------------
          Arnold S. Hoffman                         59                     Director                         1997
          Roger J. Fritz                            66                     Director                         1997
          John A. Porter                            51                     Director                         1997
          Alex A.C. Wilson                          58                     Director                         1997
          Richard D. Sanford                        51                     Director                         1996
          Christopher T.G. Fish                     52                     Director                         1996
          James M. Ciccarelli                       42                     Director                         1996
          Gregory A. Pratt                          46                     Director                         1996


          Arnold S. Hoffman has been a director of the Company since August 1985. In January 1992, Mr. Hoffman became Managing Director of Legg Mason Wood Walker Incorporated, an investment banking firm. Prior to that, since September 1990, Mr. Hoffman was Chairman of the Middle Market Group, L.P., an investment banking firm. Prior thereto, since August 1989, he served as a Managing Director of the Stamford Company, Inc., an investment banking firm, and of the Middle Market Group, Inc.

          Roger J. Fritz has been a director of the Company since its incorporation in 1982. For more than five years, Mr. Fritz has been President of Organization Development Consultants of Naperville, Illinois, an organizational development/management consulting firm.

          John A. Porter has been a director of the Company since May 1994.
Mr. Porter has been Vice Chairman of LDDS/Metro Media Communications, the fourth largest long distance carrier, since the fall of 1993. From 1988 until its merger with Metro Media Communications in 1993, he served as Chairman of LDDS. Mr. Porter is the president and sole shareholder of PM Restaurant
Group, Inc., which filed a petition under Chapter 11 of the U.S. Bankruptcy
Code in March 1995. Mr. Porter serves on the Board of Directors of Uniroyal Technology Corporation.

          Alex A.C. Wilson has been a director of the Company since May 1994. Mr. Wilson has served as Senior Vice President of SCI Systems, a worldwide contract manufacturing company in the electronics industry, since November 1993, and is General Manager for the European operations. Prior thereto, he worked for IBM Corporation as Director of Manufacturing and Distribution. In his 27-year career with IBM Corporation, Mr. Wilson worked in various capacities. Mr. Wilson resides in Scotland and is a citizen of the United Kingdom.

          Richard D. Sanford has been the Company's Chairman and Chief Executive Officer since he founded the Company in May 1982. See "Certain Relationships and Related Transactions."

          Christopher T.G. Fish has been a director of the Company since its incorporation in 1982. For more than five years, Mr. Fish has been a principal of Sprint Investments, S.A., an investor company which is a holder of the Company's Common Stock. Mr. Fish resides in the Channel Islands, U.K. and is a citizen of the United Kingdom.

          James M. Ciccarelli was elected to the Company's Board of Directors in August 1992 and was elected a Vice President of the Company in March 1990. He was CEO and President of Wireless Telecom, Inc., a former wholly-owned subsidiary of the Company from October 1993 until it was sold in November 1994. From December 1991 through April 1993 he was President of the Company's Systems Group. Prior thereto, from January 1988 until January 1990, he served in a number of executive positions in the operations and management of Connecting Point of America, Inc., which the Company acquired in August 1989.

          Gregory A. Pratt has been a director of the Company since May 1994. Mr. Pratt joined the Company in March 1992 as Executive Vice President and was appointed to the position of President and Chief Operating Officer shortly thereafter. Prior to joining the Company, Mr. Pratt served as President of Atari Computer Corporation and Vice President of Finance and Chief Financial Officer of Atari Corporation. He also served on the Board of Directors of Atari Corporation and was a member of that Board's Executive Committee.


                     BOARD OF DIRECTORS AND COMMITTEES

          The Company's Board of Directors held four meetings and acted by written consent seven times during the fiscal year ended January 28, 1995. During fiscal year 1994, each member of the Board attended at least 75% of the aggregate meetings of the Board and its Committees for which he is a member, except Michael R. Shabazian, a current director of the Company whose term expires on the date of the Meeting.

          The Board of Directors has established Audit, Compensation and Stock Option, Investment and Finance, and Executive Committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 1994 are described below. The Board of Directors has not established a Nominating Committee.

          Audit Committee The Audit Committee is currently composed of Messrs. Fish, Fritz, Hoffman and Rulon-Miller. The functions of the Audit Committee include the recommendation and selection of independent accountants, the review of audit results and the evaluation of internal accounting procedures of the Company. There were two meetings of the Audit Committee during fiscal year 1994.

          Compensation and Stock Option Committee The Compensation and Stock Option Committee is currently composed of Messrs. Abelson, Fritz, Hoffman and Rulon-Miller. The Compensation and Stock Option Committee is responsible for determining the annual salary, bonus and incentive compensation of the Company's executive officers and, on the basis of recommendations received from executive officers, awarding incentive compensation in the form of stock options to the Company's employees generally. The Report of the Compensation and Stock Option Committee is included later in this Proxy Statement. There were six meetings of the Compensation and Stock Option Committee during fiscal year 1994.

          Investment and Finance Committee The Investment and Finance Committee is currently composed of Messrs. Abelson, Ciccarelli, Fish, Hoffman, Rulon-Miller, Pratt, Shabazian and Robert P. May, a current director of the Company whose term expires on the date of the Meeting. The functions of the Investment and Finance Committee, which did not meet formally during fiscal year 1994, is to review and make recommendations to the Board of Directors as to available investment opportunities to the Company as well as reviewing the Company's investment policies generally.

          Executive Committee The Executive Committee is currently composed of Messrs. Abelson, Fish, Fritz, Hoffman, Johnson, Porter, Rulon-Miller, Sanford and Wilson, and has the authority of the Board of Directors in the management of the business and affairs of the Company, subject to applicable legal limitations. There was one meeting of the Executive Committee during fiscal year 1994.


                              EXECUTIVE COMPENSATION

          The following table sets forth certain information concerning the compensation paid during the years ended January 28, 1995, January 29, 1994, and January 30, 1993, to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers based on salary and bonus earned during fiscal year 1994 (the "named executive officers").

                                                           SUMMARY COMPENSATION TABLE
                                                                                        Long Term
                                                                                      Compensation
                                                                                      ------------
                                                Annual Compensation                      Awards
                                 --------------------------------------------         -----------
                                                                                      Securities
Name and Principal               Fiscal                                               Underlying             All Other
    Position                      Year          Salary($)         Bonus($)            Options (#)        Compensation ($)(1)
- ---------------------------      -----          ---------         --------            -----------        -------------------
Richard D. Sanford                1994          $850,000          $      0               None                 $496,945
 Chairman of the                  1993           850,000           569,160             450,000                 457,205
 Board and Chief                  1992           748,056           450,000               None                  476,075
 Executive Officer

Gregory A. Pratt                  1994           500,000            30,000               None                    3,178
 President and Chief              1993           272,500           410,000             150,000                  73,757
 Operating Officer                1992           214,892(2)              0             450,000(3)                2,660

Mark R. Briggs                    1994           325,000            38,500              50,000                   3,792
 Senior Vice                      1993           210,000           221,900              10,000                   4,513
 President                        1992           200,833            41,800               None                    2,866

Robert P. May                     1994           300,000            21,875               None                  293,249
 Senior Vice                      1993            75,000(4)        187,500             100,000                   5,480
  President                       1992

Edward A. Meltzer                 1994           147,462             6,250              10,000                   4,457
 Vice President                   1993           130,190            50,750               5,000                   3,521
  and Chief                       1992           107,105             5,690               None                    2,225
  Financial Officer
______________________________________________________________
(1) Except as indicated below, the amount included in this column for fiscal year 1994 represent the matching contributions under the Company's 401(k) Plan and Supplemental 401(k) Plan (Mr. Sanford, $4,620; Mr. Pratt, $3,178; Mr. Briggs, $3,792; Mr. May,
$2,423 and Mr. Meltzer, $4,457).  The Company is a party to "split dollar" life insurance agreements with a trust established by
Mr. Sanford (of which Mr. Abelson, a member of the Board of Directors, is the trustee) under which the trust pays the portion of the premiums attributable to the death benefit under permanent life insurance policies insuring the life of Mr. Sanford and owned by the trust, and the Company pays the balance of the premiums.  Upon the termination of the agreements or Mr.
Sanford's death, all premiums previously advanced by the Company under the policies are required to be repaid by the trust.  The
Company retains an interest in the policies' cash values and excess death benefits to secure the trust's repayment obligation.
Included in the amounts shown for Mr. Sanford in fiscal years 1992, 1993 and 1994 are amounts representing the value of the premium payments by the Company in such years, projected on an actuarial basis assuming that Mr. Sanford retires at age 65 and the agreements are then terminated.  In addition, in fiscal year 1994, the Company entered into a deferred compensation agreement with Mr. Sanford which provides for the Company to credit $716,715 annually for Mr. Sanford's account for five years commencing in fiscal year 1994, together with interest at an annual rate of 7%, compounded annually.  All credited amounts will be paid to Mr. Sanford in five equal annual installments commencing in fiscal year 1999.  In the event of his death, disability, termination by the Company without cause or a change of control of the Company, all amounts not yet credited for future periods will be credited and all credited amounts will be paid to Mr. Sanford.  Included in the amount shown for Mr. May in fiscal year
1994 is $246,667 for a payment relating to a non-compete agreement and $44,159 of relocation expenses.
(2) Mr. Pratt began his employment with the Company on March 4, 1992.
(3) Of the 450,000 options identified above, 225,000 granted on March 4, 1992 were canceled in July 1992.
(4) Mr. May began his employment with the Company on November 1, 1993.

                                                           Option Grants During Fiscal Year 1994

The following table provides information related to options to purchase Common Stock which were granted to the named executive officers during fiscal year 1994.

                                                                                                         Potential Realizable Value
                                                                                                           at Assumed Annual Rates
                                                                                                        of Stock Price Appreciation
                                  Individual Grants                                                           for Option Term (1)
- ------------------------------------------------------------------------------------------------------  ---------------------------
                             Number of         % of Total
                        Securities Under-   Options Granted     Exercise or
                          lying Options       to Employees       Base Price        Expiration
     Name                  Granted (#)      in Fiscal Year        ($/Sh)              Date               5%($)          10%($)
- --------------------   ------------------   ---------------    --------------   -----------------    ------------    -----------
Richard D. Sanford           ----                 ----               ----              ----                ----          ----
Gregory A. Pratt             ----                 ----               ----              ----                ----          ----
Mark R. Briggs             50,000(2)              5.3%              $24.00       February 25, 2004      $754,674      $1,912,491
Robert P. May                ----                 ----               ----              ----                ----           ----
Edward A. Meltzer          10,000(2)              1.1%               24.00       February 25, 2004       150,935         832,498

____________________________________
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the
Company's Common Stock over the term of the options.
(2) The options become exercisable in five equal annual installments beginning February 25, 1995.

          On February 25, 1995, the Board of Directors of the Company authorized the repricing of all outstanding options with exercise prices in excess of $13.25 to $13.25 per share.  As of that date, 2,067,370 options were repriced, of which 345,158 were exercisable at January 28, 1995.

                                 Aggregated Option Exercises During Fiscal Year 1994 and Option Values at January 28, 1995

The following table provides information related to options to purchase Common Stock which were exercised by the named executive officers during fiscal year 1994 and the number and value of options held on January 28, 1995.

                                                                                                      Value of Unexercised
                                                                        Number of Unexercised            In-the-Money
                                                                            Options/SARs                 Options/SARs
                                                                           at FY-End (#)                at FY-End ($)(2)
                                Shares Acquired       Value         --------------------------    --------------------------
       Name                     on Exercise(#)    Realized ($)(1)   Exercisable  Unexercisable    Exercisable  Unexercisable
- ---------------------------    ----------------   ---------------   -----------  -------------    -----------  -------------
Richard D. Sanford                   ----              ----           163,334       366,666         $96,250       $ 8,750
Gregory A. Pratt                    30,000           $165,000          58,334       241,666           ----          ----
Mark R. Briggs                      40,000            552,500          12,000       118,000           ----         97,500
Robert P. May                        ----              ----            20,000        80,000           ----          ----
Edward A. Meltzer                    ----              ----            18,800        15,200          63,000         ----
___________________________________
(1)  Represents the difference between the exercise price and the market value on the date of exercise.
(2)  Value based on the closing price of $9.75 per share on January 27, 1995.

Compensation Committee Interlocks and Insider Participation

Mr. Abelson, a member of the Compensation and Stock Option Committee, is a partner in the law firm of Pepper, Hamilton & Scheetz, which provided legal services to the Company. See "Certain Relationships and Related
Transactions".

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended January 28, 1995, with the cumulative total return on the S&P Mid Cap 400 Index and a peer index comprised of ten companies (1). The comparison assumes $100 was invested on January 31, 1990, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, S&P MID-CAP 400, AND PEER GROUP

MEASUREMENT PERIOD                             S&P             INTELLIGENT
FISCAL YEAR ENDED:      PEER GROUP          MID-CAP 400        ELECTRONICS

JANUARY 1990             $100.00             $100.00            $100.00
JANUARY 1991              112.29              111.84             254.55
JANUARY 1992              207.52              158.33             379.55
JANUARY 1993              255.21              176.28             263.64
JANUARY 1994              384.85              203.01             562.85
JANUARY 1995              201.87              193.28             203.21

(1) Assumes $100 invested on January 31, 1990 in the Company's Common Stock, the S&P Mid Cap 400 Index and a composite index, weighted by market capitalization, of the following ten companies: Ameridata Technologies, Inc., Compucom Systems, Inc., Dataflex Corporation, The Future Now, Inc., Government Technology Services, Inc., Inacom Corp., Merisel, Inc., MicroAge, Inc., Random Access, Inc., and Tech Data Corporation.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

          The Compensation and Stock Option Committee (the "Committee") for fiscal year 1994 consisted of four non-employee directors. The Committee is responsible for determining the annual salary, bonus and incentive compensation of the Company's executive officers and, on the basis of recommendations received from executive officers, awarding incentive compensation in the form of stock options to the Company's employees generally. This report describes the policies of the Committee in establishing the principal components of executive compensation for fiscal year 1994.

          The Committee's compensation policies for executive officers reflect a commitment to attract and retain quality executives, to provide incentives to the executives to achieve performance objectives that enhance shareholder value and to reward executives for operational excellence. The Committee believes that its policies are best served by a compensation program that provides executives a competitive base salary, annual incentive bonuses in amounts that reflect achievement of prescribed financial targets and long-term incentives in the form of stock options.

          In establishing compensation for executive officers, the Committee considers industry data generally, the Company's financial performance and industry position and the recommendations of the Chairman of the Board and Chief Executive Officer. The Committee exercises judgment and discretion in the information and analyses it reviews and considers.

          In 1993, the Committee adopted a plan for Richard D. Sanford, the Chairman of the Board and Chief Executive Officer, which governed his compensation during fiscal years 1993 and 1994. In 1994, the Committee adopted a plan for Gregory A. Pratt, the President and Chief Operating Officer, which governed his compensation during fiscal year 1994. The plans tied the amount of the bonus opportunity to Mr. Sanford and Mr. Pratt to the Company's achievement of budgeted pre-tax earnings from continuing operations. Additionally, for Mr. Pratt, certain focus areas were separately identified to incent performance of specific operational and financial objectives.

          In accordance with the incentive plan adopted in 1993, Mr. Sanford's base salary did not increase in fiscal year 1994 over its 1993 level. No stock options were granted to Mr. Sanford in fiscal year 1994. Furthermore, in light of the Company's operating results during 1994, Mr. Sanford declined to accept a bonus even though the Company achieved budgeted pre-tax earnings targets for the first quarter of fiscal year 1994.

          In recognition of his substantial past contributions to the Company and as an incentive to his continuing efforts on behalf of the Company, the Committee approved and the Company entered into a deferred compensation agreement with Mr. Sanford in fiscal year 1994, as described under "Executive Compensation".

          Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the allowable tax deduction of compensation paid by a publicly-held corporation to its chief executive officer and its other four most highly compensated officers employed at year-end, subject to certain pre-established objective performance-based exceptions. The Committee intends to take
Section 162(m) into account when formulating its compensation policies for the Company's executive officers and to comply with Section 162(m), if and where the Committee determines compliance to be practicable and in the best interests of the Company and its shareholders.


William L. Rulon-Miller
Barry M. Abelson
Roger J. Fritz
Arnold S. Hoffman

                           DIRECTOR COMPENSATION

          Directors received $500 for each Board meeting attended during the fiscal year ended January 28, 1995. Directors are also reimbursed for expenses in attending Board meetings. There was no additional compensation for participation in or attendance at Committee meetings.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Barry M. Abelson is a partner in the law firm of Pepper, Hamilton & Scheetz, which provided legal services to the Company in fiscal year 1994. The Company believes that the fees charged by Pepper, Hamilton & Scheetz are comparable to those charged by other law firms for comparable services.

          During fiscal years 1992, 1993 and 1994, the Company paid $45,000, $171,000 and $189,000, respectively, to Mr. Sanford and his affiliates for the business use by the Company, its customers and suppliers (certain of which reimbursed the Company) for charter cruise services. The payments were computed at the same rates available to unrelated third parties for such services.

          In March 1995, Mr. Sanford reimbursed the Company for travel expenses previously advanced on his behalf by the Company. Of the amount reimbursed, which included interest, approximately $61,000 related to expenses incurred in fiscal year 1993 and approximately $101,000 related to expenses incurred in fiscal year 1994.


          Compliance with Section 16(a) of the Securities Exchange Act of 1934
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it with respect to fiscal year 1994, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been met. During the fiscal year ended January 28, 1995, Mr. Shabazian filed one Form 4 reporting one transaction after the applicable due date.

               2.  PROPOSED APPROVAL OF THE ADOPTION OF THE
                   COMPANY'S 1995 LONG-TERM INCENTIVE PLAN

          The Board of Directors believes that the grant of stock, stock-related and performance-based awards is an effective method of attracting and retaining valuable employees and directors and also serves to strengthen the identity of interest between them and the Company. In order to enhance the ability of the Company to recruit and retain talented employees and directors, on April 20, 1995, the Board of Directors of the Company adopted the 1995 Long-Term Incentive Plan (the "Incentive Plan"), subject to shareholder approval. A copy of the Incentive Plan is included herein as Appendix "A," and the description of the principal features of the Incentive Plan is qualified in its entirety by reference thereto.

          The Incentive Plan is intended to provide the Company flexibility to adapt the compensation of key employees and provide compensation to directors in a changing business environment. The Incentive Plan permits the granting of any or all of the following types of awards ("Awards"): (i) Stock Options, including Non-Qualified and Incentive Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Long-Term Performance Awards; (v) Performance Shares; and (vi) Performance Units. If approved by shareholders at the Meeting, no further grants of stock options will be made under the Company's Non-Qualified Stock Option Plan for Employees and Directors, adopted in 1983.

          Officers and other employees of the Company (including directors) or its subsidiaries are eligible to receive Awards under the Incentive Plan. Directors who are not employees of the Company or a subsidiary are eligible to be granted Awards under the Incentive Plan other than Incentive Stock Options. As of March 31, 1995, the Company and its subsidiaries employed approximately 1,140 full-time employees.

          The Incentive Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The Committee will select those persons eligible to receive Awards from time to time and will determine the type, terms and conditions of Awards. The Committee will have the authority to interpret the provisions of the Incentive Plan.

          The Board may generally amend, alter or discontinue the Incentive Plan at any time, but no amendment, alteration or discontinuation will be made which would impair the rights of a participant with respect to an Award which has been made under the Incentive Plan. Without shareholder approval, the Board may not effect any amendment to the Incentive Plan which, if not approved by shareholders, would result in a failure of transactions under the Incentive Plan to qualify for the benefit of Rule 16b-3.

          The maximum number of shares of Common Stock of the Company that may be made the subject of Awards granted under the Incentive Plan is 5 million.
No participant will be awarded a Long-Term Performance Award with a dollar value in excess of $1 million for the performance period to which the Long-Term Performance Award relates. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, the Committee will adjust accordingly the number, type and issuer of shares reserved for issuance under the Incentive Plan, the number and option price of shares subject to outstanding Options granted under the Incentive Plan and the number and price of shares subject to other Awards made under the Incentive Plan. In addition, the shares related to the unexercised or undistributed portion of any terminated, expired or forfeited Award will also be made available for distribution in connection with future Awards. No individual may receive, over the term of the Incentive Plan, more than an aggregate of 1.5 million shares of Common
Stock under the Incentive Plan.

          Stock Options
          -------------
          The Incentive Plan permits the Committee to grant to any participant Non-Qualified Stock Options and, to participants who are also employees, Incentive Stock Options. The per share exercise price of a Stock Option will be determined by the Committee; provided, however, that the exercise price per share of Common Stock purchasable under an Incentive Stock Option will not be less than 100% of the fair market value of the Common Stock at the time of grant (and not less than 110% in the case of an Incentive Stock
Option granted to a participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company (a "10% Owner")). The provisions of Stock Option awards need not be the same with respect to each recipient.

          Subject to the limitations of the Incentive Plan, each Stock Option will be exercisable at such time or times and in the installments determined by the Committee. No Stock Option will be exercisable more than ten years after the date it is granted. An Incentive Stock Option granted to a 10% Owner will not have a term of more than five years. Incentive Stock Options are subject to additional restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Stock Options are not transferable by the participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and all Stock Options will be exercisable, during the participant's lifetime, only by the participant.
In the discretion of the Committee, the purchase price for shares acquired pursuant to the exercise of a Stock Option may be paid in cash or by shares of Restricted or unrestricted shares of Common Stock. In the event of a Change of Control (defined below), the Committee may, in its discretion, cause all outstanding Stock Options to immediately become vested. When a participant gives notice of exercise of an Option, the Committee may elect to terminate all or part of the portion of the Option(s) proposed to be exercised provided the Company pays the participant an amount in cash equal to the excess of the fair market value of the Common Stock otherwise issuable over the exercise price on the effective date of such cash-out. In addition, the Committee may require that all or part of the shares to be issued pursuant to exercise of an Option take the form of Restricted Stock. The Committee may also agree to cooperate in a "cashless exercise" of a Stock Option, which will be effected by the participant delivering to a securities broker instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

          Under the Code, a participant will not recognize taxable income upon grant or exercise of an Incentive Stock Option and the Company and its subsidiaries will not be entitled to any deduction with respect thereto. However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of exercise of the shares received over the exercise price of shares will be treated as an adjustment to alternative minimum taxable income. Consequently, exercise of an Incentive Stock Option could subject an optionee to alternative minimum tax or increase an optionee's alternative minimum taxable income. In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the participant generally must be an employee of the Company or a subsidiary from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except that special rules apply in the case of death of disability.

          If the participant has held the shares acquired upon exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the participant, the difference, if any, between the sales price of the shares and the exercise price of the Option will be treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a "disqualifying disposition" occurs and the participant will recognize ordinary income in the year of the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the Option was exercised. If the participant sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale in excess of the exercise price of the Option. The Company and its subsidiaries will generally be allowed a deduction to the extent the participant recognizes ordinary income.

          In general, a participant to whom a Non-Qualified Stock Option is granted will recognize no income when the Option is granted. Upon exercise of a Non-Qualified Stock Option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the Option unless the shares received are Restricted Stock, in which case, unless the exercising participant elects to recognize such income, the income recognition is deferred until the restrictions lapse or the Restricted Stock becomes transferable. The
Company will generally be entitled to a compensation deduction in the same amount and at the same time as the participant recognizes ordinary income and will comply with applicable withholding requirements with respect to such compensation.

          There are no tax consequences to a participant or to the Company if a Stock Option lapses before it is exercised or forfeited.

          Stock Appreciation Rights
          -------------------------
          The Incentive Plan permits the grant of Stock Appreciation Rights in connection with the grant of Stock Options. A Stock Appreciation Right or the applicable portion thereof granted with respect to a given Stock Option will generally terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Stock Appreciation Right permits the participant to receive, upon exercise of the Stock Appreciation Right, an amount in cash and/or shares of Common Stock equal in value to the excess of the fair market value of one share of Common Stock over the exercise price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right will have been exercised. The Committee will have the right to determine the form of payment. Stock Appreciation Rights will be exercisable only at such time or times and to the extent that the Stock Options to which they relate will be exercisable; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option will, in general, not be exercisable during the first six months of its term.

          Upon exercise of a Stock Appreciation Right, the participant will recognize ordinary income in an amount equal to the cash or the fair market value of the shares received on the exercise date. The Company will generally be entitled to a compensation deduction in the same amount and at the same time that participant holding a Stock Appreciation Right recognizes ordinary income, and will comply with applicable withholding requirements with respect to such compensation.

          Restricted Stock
          ----------------
          Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Incentive Plan. The Committee will determine the recipients of shares of Restricted Stock, the number of shares to be awarded, the price (if any) to be paid by such recipient, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Award. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Company will issue a certificate to each recipient representing the shares of Restricted Stock, which will bear a legend marking such stock as Restricted Stock. Although such certificate(s) will be held in custody by the Company until the restrictions thereon have elapsed, such recipient will have, with respect to the shares of Restricted Stock, all rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, at the time of Award, may permit or require the payment of cash dividends to be deferred and reinvested in additional shares of Restricted Stock. During the Restriction Period set by the Committee, the participant will not be permitted to transfer or encumber shares of Restricted Stock; provided that the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part. Upon the expiration of the Restriction Period without a prior forfeiture of the Restricted Stock, the certificates for such shares of Restricted Stock will be delivered to the participant receiving the Award. In the event of a Change of Control, the Committee may, in its discretion, cause all forfeiture limitations on Restricted Stock to lapse and a stock certificate or certificates representing such unrestricted shares to be issued to the participant.

          Unless the participant elects to recognize income at the time of a Restricted Stock award, a participant will not recognize taxable income until the shares are no longer subject to a substantial risk of forfeiture or become transferable. In either event, the participant's recognized income will equal the excess of the fair market value of such shares at grant if an election is made, or at the time the restrictions lapse or are removed, and any amount paid for such Common Stock (the "Bargain Element"). The Company will generally be entitled to a deduction in the same amount, and in the same year as the recipient of Restricted Stock has income. The Company will comply with all applicable withholding requirements with respect to such income.

          The aforementioned election allows the participant to recognize the Bargain Element as income in the year of the Award by making an election with the Internal Revenue Service within 30 days after the Award is made. Dividends received by a participant on Restricted Stock during the Restricted Period are taxable to the participant as ordinary compensation income and will be deductible by the Company unless the aforementioned election is made, rendering dividends taxable as dividends and nondeductible.

          Long-Term Performance Awards
          ----------------------------
          The Incentive Plan permits the Committee to grant to any participant Long-Term Performance Awards. The Committee will determine in advance the nature, length and starting date of the performance period for each Long-Term Performance Award, which will be at least two years, and will determine the performance objectives to be used in valuing Long-Term Performance Awards and determining the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected. Performance Awards may be denominated in dollars or in shares of Common Stock, and to the extent that the relevant measure of performance is met, payments may be made in the form of cash or Common Stock, including shares of Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant performance period. Unless otherwise provided in the applicable Award agreement, if a participant terminates service with the Company during a performance period because of death, disability or retirement, the participant will be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable performance period based upon the participant's performance for the portion of such performance period ending on the date of termination and pro-rated for the portion of the performance period during which the participant was employed by or served on the Board of Directors of the Company, as determined by the Committee. In the event of a Change of Control, the Committee may, in its discretion, cause all conditions applicable to a Long-Term Performance Award to immediately terminate and a stock certificate or cash, as the case may be, to be issued or paid to the participant.

          A participant receiving a Long-Term Performance Award will recognize taxable income when an Award is paid at which time the participant will realize income in an amount equal to the amount of cash received or the fair market value of shares received in payment. The Company will generally be entitled to a corresponding deduction at such time, and will comply with applicable withholding requirements with respect thereto. If Restricted
Stock is used in payment of a Long-Term Performance Award, the participant's federal income tax consequences will be as described above under "Restricted Stock."

          Performance Shares
          ------------------
          The Committee will determine the persons to whom Performance Shares will be granted and the times and the number of such Performance Shares that will be granted. Performance Shares are awards of the right to receive Common Stock at the end of a specified period upon the attainment of performance goals specified by the Committee at the time of grant. The provisions of the Performance Shares need not be the same with respect to each participant. Performance Shares generally will be forfeited if the participant ceases to be an employee of the Company during the Performance period for any reason other than death, disability or retirement. In the event of death, disability or retirement, the participant or the participant's estate, as the case may be, will be entitled to receive, at the expiration of the performance period, a percentage of Performance Shares that is equal to the percentage of the performance period that had elapsed as of the date of death or date on which such disability or retirement commenced, provided that the Committee determines that the applicable performance goals have been met. In the event of a Change of Control, the Committee may, in its discretion, cause all conditions applicable to the Performance Shares to immediately terminate and the full number of shares of Common Stock subject to the Performance Shares award to be issued to the participant.

          At the end of a performance period, the participant will recognize ordinary income in an amount equal to the fair market value of the Common Stock received. The Company will generally be entitled to a compensation deduction in the same amount and at the same time as the participant of a Performance Share award recognizes ordinary income, and will comply with applicable withholding requirements with respect thereto.

          Performance Units
          -----------------
          The Committee will determine the persons to whom Performance Units will be granted and the times and the number of such Performance Units that will be granted. Performance Units are awards of the right to receive a fixed dollar amount, payable in cash, at the end of a specified period upon the attainment of performance goals specified by the Committee at the time of the grant. The provisions of Performance Unit awards need not be the same with respect to each participant. Performance Units will be forfeited if the participant ceases to be an employee of the Company during the Performance period for any reason other than death, disability or retirement. In the event of death, disability or retirement, the participant or his or her estate will be entitled to receive, at the expiration of the performance period, cash for a percentage of his or her Performance Units equal to the percentage of the performance period that elapsed at the time of death or commencement of disability or retirement, provided that the Committee determines that the applicable performance goals have been met. In the event of a Change of Control, the Committee may, in its discretion, cause all conditions applicable to Performance Units to terminate and a cash payment for the full amount of the Performance Unit to be made to the participant.

          At the end of a performance period, the participant will recognize ordinary income in an amount equal to the cash received on such date. The Company will generally be entitled to a compensation deduction in the same amount and at the same time as the participant of a Performance Unit award recognizes ordinary income, and will comply with applicable withholding requirements with respect thereto.

          For purposes of the Incentive Plan, the term "Change of Control" means
(i) the acquisition in one or more transactions by any person (including any group acting in concert) of beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding voting securities
(the "Voting Securities"), excluding Voting Securities acquired directly from the Company (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (ii) approval by shareholders of the Company of (A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) (or such other percentage ranging from fifty percent (50%) to and including seventy-five percent (75%), that the Committee may, in its discretion, specify from time to time in general or with respect to any particular merger, reorganization or consolidation) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (3) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) (or such other percentage ranging from fifty percent (50%) to and including seventy-five percent (75%), that the Committee may, in its discretion, specify from time to time in general or with respect to any particular share exchange) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange. However, a Change of Control shall not be deemed to occur solely because 25% or more of the then outstanding Voting Securities is acquired by
(1) a corporation which immediately prior to such acquisition is owned directly or indirectly by the Company's shareholders in the same proportion as their ownership of stock in the Company immediately prior to such acquisition or (2) any or all of Richard D. Sanford, Sprint Investments, S.A. (an affiliate of Christopher T.G. Fish), TDH II Limited, Financo Investors
Fund, L.P. (an affiliate of Arnold S. Hoffman).

          The Board of Directors believes that granting the Committee the authority to cause the acceleration of the exercisability of outstanding Stock Options, the lapse of restrictions applicable to Restricted Stock and the elimination of conditions applicable to Long Term Performance Awards, Performance Shares and Performance Units upon the occurrence of an event constituting a Change in Control will help to preserve the benefits of the options granted under the Incentive Plan in the event of a Change in Control. Such provisions may increase the cost to a third party of acquiring control of the Company (whether pursuant to a friendly or hostile transaction) by reason of the immediate expense it would be obligated to incur upon a Change of Control.

          The Incentive Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. The Incentive Plan states that with respect to any payments not yet made to a participant by the Company, nothing contained in the Incentive Plan gives any participant any rights that are greater than those of a general creditor of the Company.

          The foregoing discussion, as it relates to certain federal income tax consequences of the Incentive Plan, does not purport to address all of the tax consequences that may be applicable to any particular participant or to the Company. In addition, such discussion does not address foreign, state, or local taxes, nor does it address federal taxes other than federal income tax. Such discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this Proxy Statement.

          On April 28, 1995, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $9.625.

          The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the proposed approval of the Incentive Plan is required to approve the adoption of the Incentive Plan. If such approval is not received, the Incentive Plan will not become effective.

          The Board of Directors recommends a vote FOR Proposal 2 to approve the adoption of the 1995 Long-Term Incentive Plan.

                      3.  PROPOSED APPROVAL OF THE ADOPTION OF THE
                          1995 EMPLOYEE STOCK PURCHASE PLAN

          Overview
          --------
          The Board believes that the granting of rights to purchase the Company's Common Stock, at less than the publicly-traded price, to a broad employee base is an effective method of recruiting and retaining valuable personnel and maintaining employee continuity. Such purchase rights also serve to provide financial incentives and further strengthen the identity of interests between the employees and the Company. On April 22, 1995, the Board adopted the 1995 Employee Stock Purchase Plan (the "ESP Plan"), subject to shareholder approval. A copy of the ESP Plan is included herein as Appendix "B," and the description of the principal features of the ESP Plan is qualified in its entirety by reference thereto. A maximum of 500,000 shares of Common Stock may be sold to participants pursuant to the ESP Plan, if this Proposal No. 3 is approved by the Company's shareholders. The shares of Common Stock to be sold pursuant to the ESP Plan may either be authorized and unissued shares, treasury shares, or shares purchased from the Company's shareholders. Directors and executive officers of the Company are not entitled to participate in the ESP Plan.

          Administration of the ESP Plan
          ------------------------------
          The ESP Plan is administered by the Compensation and Stock Option Committee of the Board, which has the sole authority to make, administer and interpret all rules and regulations that it deems necessary to fulfill its obligations thereunder. The members of the Committee are not eligible to purchase stock under the ESP Plan.

          Terms of the ESP Plan
          ---------------------
          The ESP Plan gives qualifying employees of the Company and any majority-owned subsidiaries designated by the Committee the non-transferable right to purchase full shares of the Company's Common Stock through payroll deductions. Generally all full-time employees other than directors or executive officers of the Company will be eligible to participate as long as the employee has completed 180 days of service. At March 31, 1995, the Company employed approximately 1,134 such employees. Payroll withholding commences on July 1, 1995 or such later date as determined by the Committee or the Board. For persons attaining eligibility after the initial commencement date, payroll withholding commences on the first day of the next semi-annual period (e.g. January 1 or July 1) which is more than 30 days after completing and delivering required withholding authorization forms. Payroll withholding in any year is limited to the lesser of $10,000 or 10% of a participant's annual compensation.

          Purchases of Common Stock under the Plan take place on the last day of each six-month period ending on June 30 or December 31 ("Offering Periods").
The purchase price will be set at 90% of the closing price of the Company's Common Stock on either the first day or the last day of each Offering Period, whichever yields the lower market price. On each purchase date, each participant purchases that number of shares of Common Stock equal to the amount of payroll withheld for the participant's account divided by the purchase price, rounded down to the nearest whole number. Any excess payroll withheld is carried over to the next Offering Period.

          The ESP Plan contains overall limitations under which the total number of shares of Common Stock acquired under the Plan by all employees in any calendar year may not exceed 150,000 shares. In the event this limitation would be exceeded, the excess will be pro-rated among all participants purchasing shares under the ESP Plan during the relevant year and their purchases will be reduced accordingly. Further, on an individual basis, a participant is disqualified from participation in the ESP Plan to the extent that, after a purchase under the ESP Plan, he or she would own shares of any class of stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. Similarly, no purchases would be permitted under the ESP Plan to the extent that such purchases would result in a participant accruing, during each calendar year, an aggregate fair market value of Common Stock in excess of $25,000.

          The Board may generally amend, suspend or terminate the Plan at any time. The Committee is authorized to change the discount from market price at which shares may be purchased under the Plan (up to a maximum discount of 15%) and to change the maximum level of purchases permitted by each participant under the Plan. No amendment, suspension or termination will be made which would adversely affect the rights of a participant during the current Offering Period, without the participant's consent. Without shareholder approval, the Board may not effect any amendment to the Plan which would increase the maximum number of shares that may be issued under the Plan, amend the requirements as to the class of employees eligible to purchase Common Stock under the Plan, or permit the members of the Committee to purchase Common Stock under the Plan.

          Tax Effects of Plan Participation
          ---------------------------------
          The following summary discussion addresses certain federal income tax consequences of the ESP Plan. This discussion does not purport to address all of the tax consequences that may be applicable to any particular participant or to the Company. In addition, this discussion does not address foreign, state, or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this Proxy Statement.

          A participant in the ESP Plan will not be subject to federal income tax when he or she is granted the right or option to purchase the Company's Common Stock. Subject to meeting the employment and holding period requirements discussed below, a participant will not be subject to tax when he purchases Common Stock under the ESP Plan. Upon a sale or transfer in a taxable transaction, any resultant gain will be subject to ordinary income tax to the extent of the purchase discount attributable to such shares, and will be subject to long-term capital gains treatment to the extent of any additional gains.

          In general, the tax treatment discussed in the preceding paragraph is not available if the participant sells or otherwise disposes of Common Stock acquired under the ESP Plan within two years from the commencement of the Offering Period in which such shares were purchased, or within one year from the date the stock was transferred to the participant. Further, as required by the ESP Plan, the participant must be an employee of the Company or of a subsidiary of the Company at all times beginning at the commencement of a particular Offering Period and ending on the day which is three months before the end of such Offering Period, when the participant purchases the Company's Common Stock under the ESP Plan. Any discretionary deviation from this Plan rule may thereby be treated as a disqualifying disposition under the Code.

          Generally, the Company is not entitled to a compensation deduction at the time a participant elects to participate in the ESP Plan or at the time of the purchase of the Company's Common Stock pursuant to the ESP Plan. However, if there is a disqualifying disposition of the Company's Common
Stock, the Company will be entitled to deduct, in that year of the disqualifying distribution, an amount equal to the compensation income recognized by the participant.

          On April 28, 1995, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $9.625.

          The affirmative vote of a majority of the votes cast at the Meeting on this Proposal 3 is required to approve the adoption of the ESP Plan. If such approval is not received, the ESP Plan will not become effective.

          The Board of Directors recommends a vote FOR Proposal 3 to approve the adoption of the 1995 Employee Stock Purchase Plan.

                            4.  RATIFICATION OF APPOINTMENT
                                OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has appointed the Company's present independent public accountants, Price Waterhouse LLP, for the fiscal year ending February
3, 1996. This appointment will be submitted to the shareholders for ratification at the Meeting.

          The submission of the appointment of Price Waterhouse LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Price Waterhouse LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

          Representatives of Price Waterhouse LLP are expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.


                                     OTHER BUSINESS

          The Company knows of no business which will be presented at the Meeting other than that set forth in this Proxy Statement and Notice of the Annual Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.


                                EXPENSES OF SOLICITATION

          This solicitation of proxies is being made on behalf of the Board of Directors. All expenses in connection therewith will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of stock held of record by such persons.


                                 SHAREHOLDER PROPOSALS

          Proposals by shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices at 411 Eagleview Boulevard, Exton, PA 19341, on or before January 15, 1996, to be included in the Company's Proxy Statement and Form of Proxy for the 1996 Annual Meeting.

          THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JANUARY 28, 1995. REQUESTS SHOULD BE DIRECTED TO W. EVELYN WALKER, V.P. INVESTOR RELATIONS, INTELLIGENT ELECTRONICS, INC., 411 EAGLEVIEW BOULEVARD, EXTON, PA 19341.


                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                     Stephanie D. Cohen
                                     Secretary


DATE:  May 12, 1995

                    GRAPHIC MATERIAL CROSS-REFERENCE PAGE

A stock performance graph comparing the performance for the Company's Common Stock with the Standard & Poor's Mid-Cap 400 Composite Stock Price Index (the "S&P Mid-Cap 400") and a peer group index by measuring the changes in common stock price from January 31, 1990 through January 28, 1995, plus assumed reinvested dividends. Figures indicating the cumulative total return for the Company's Common Stock, the S&P Mid-Cap 400 and the peer group index are shown on page 8.

                         INTELLIGENT ELECTRONICS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 Annual Meeting of Shareholders - June 8, 1995

    The undersigned shareholder of INTELLIGENT ELECTRONICS, INC. (the "Company"), revoking all previous proxies, hereby appoints STEPHANIE D. COHEN and EDWARD A. MELTZER, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, 19103, on June 8, 1995 at 9:00 a.m., and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1.   To elect three directors for
     a term of three years expiring                                 WITHHOLD
     at the 1998 Annual Meeting                 FOR                AUTHORITY

     Barry M. Abelson                           [  ]                  [  ]
     William L. Rulon-Miller                    [  ]                  [  ]
     William E. Johnson                         [  ]                  [  ]

2.   To consider and vote upon
     a proposal to approve the
     adoption of the 1995 Long-Term            FOR      AGAINST     ABSTAIN
     Incentive Plan
                                               [  ]       [  ]        [  ]

3.   To consider and vote upon
     a proposal to approve the
     adoption of the 1995 Employee             FOR      AGAINST     ABSTAIN
     Stock Purchase Plan
                                               [  ]       [  ]        [  ]

4.   To ratify the appointment
     of Price Waterhouse LLP as the
     Company's independent public
     accountants for the fiscal year           FOR      AGAINST     ABSTAIN
     ending February 3, 1996.
                                               [  ]       [  ]        [  ]

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, "FOR" APPROVAL OF THE ADOPTION OF THE 1995 LONG-TERM INCENTIVE PLAN, "FOR" APPROVAL OF THE ADOPTION OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN, AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 1996. THIS PROXY ALSO DELEGATES DIS-CRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

       THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Dated: _____________________, 1995

                                     _______________________________________
                                     Signature of Shareholder

                                     _______________________________________
                                     Signature of Shareholder

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.